Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Omitted Information is indicated by [***].

Exhibit 10.73

THIRD AMENDMENT TO THE

MASTER SERVICES AGREEMENT BETWEEN

EMBRAER S.A. AND EVE UAM, LLC

THIS Third Amendment (“Amendment 3”) to the Master Services Agreement is made and entered as of this 29 of July of 2023 by and between:

EMBRAER S.A., a corporation existing under the laws of Brazil, with its address and principal place of business is at Avenida Brigadeiro Faria Lima, 2170, in the City of São José dos Campos, State of São Paulo, Brazil (“Embraer”); and

Eve UAM, LLC a limited liability company organized under the laws of the State of Delaware, United States, having its principal place of business at 1400 General Aviation Drive, Melbourne, FL 32935, United States (“Eve”).

Embraer and Eve are referred to herein, individually, as a “Party”, and collectively as the “Parties”.

WHEREAS, on December 14, 2021, Embraer and Eve entered into that certain Master Services Agreement (the “Original Agreement”), that certain Statement of Work Number 01 – Integrated Product Development (the “SOW Nº 1”) and that certain Statement of Work Number 02 – UAM Business Services (the “SOW Nº 2”);

WHEREAS, by that certain Amendment Nº 1 to the Original Agreement dated as of 6th of October of 2022, and that certain Amendment Nº 2 to the Original Agreement dated as of 30th of June of 2023, by and between Embraer and Eve, the Original Agreement was previously amended (the “Previous Amendments”); and

WHEREAS, Embraer and Eve wish now to further amend the Original Agreement.

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements herein contained, sufficiency and receipt of which are hereby acknowledged, the Parties hereto agree to amend the Original Agreement as follows:

1.               MODIFIED SECTIONS

1.1      Section 4.1(a) of the Original Agreement is hereby amended by deleting the provision in its entirety and replacing it with the following:

“(a) Payment of Fees/Expenses. Eve shall pay the fees set out in the applicable SOW (the “Fees”) and shall reimburse Embraer for all reasonable and documented out-of-pocket costs and expenses incurred by Embraer and its Representatives in connection with a SOW (“Expenses”). Unless otherwise provided in an applicable SOW, Fees and Expenses will be payable within [***] of receipt by Eve of an invoice from Embraer together with documentation supporting the Fees and Expenses set forth on such invoice. All payments and amounts due or paid under or in connection with this Agreement will be [***], as agreed by the Parties. No payment shall be deemed to have occurred unless and until the amounts due are fully credited to Embraer in freely available United States Dollars or Brazilian reais, as applicable, in the bank or other account designated by Embraer. Disputes concerning any Fees or Expenses or related invoices shall be resolved in accordance with the dispute resolution procedures set forth in Section 12.3.”

1.2     The second paragraph of Section 14 of SOW Nº 1 is hereby amended by deleting the paragraph in its entirety and replacing it with the following:

“Embraer shall invoice Eve with a description and breakdown of the incurred costs by Embraer on a quarterly basis which shall be payable within [***] of receipt by Eve of an invoice from Embraer. All payments and amounts due or paid under or in connection with this Agreement will be [***], as agreed by the Parties. No payment shall be deemed to have occurred unless and until the amounts due are fully credited to Embraer in freely available United States Dollars or Brazilian reais, as applicable, in the bank or other account designated by Embraer.”

1.3     The second paragraph of Section 13 of SOW Nº 02 is hereby amended by deleting the paragraph in its entirety and replacing it with the following:

“Embraer shall invoice Eve with a description and breakdown of the incurred costs by Embraer on a quarterly basis which shall be payable within [***] of receipt by Eve of an invoice from Embraer. All payments and amounts due or paid under or in connection with this Agreement will be in [***], as agreed by the Parties. No payment shall be deemed to have occurred unless and until the amounts due are fully credited to Embraer in freely available United States Dollars or Brazilian reais, as applicable, in the bank or other account designated by Embraer.”

2.            MISCELLANEOUS

The Original Agreement, as modified by the Previous Amendments, and as modified by this Amendment 3, including all Exhibits, constitutes the complete and exclusive agreement between the Parties relating to the subject matter hereof and cancels and supersedes all previous agreements between the Parties relating thereto, whether written or oral. Furthermore, the terms and conditions contained in this Amendment 3 do not create or represent a precedent for the interpretation of any other agreements that have been or will be executed between the Parties not in relation to the subject matter hereof.

All other terms and conditions set forth in the Original Agreement, as modified by the Previous Amendments, not expressly modified by this Amendment 3, are hereby expressly ratified by the Parties, incorporated by reference and remain in full force and effect.

If any provision of the Original Agreement, as amended by the Previous Amendments, is or becomes void or unenforceable by force or operation of law, the other provisions shall remain valid and enforceable.

On and after the date hereof, each reference in the Original Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Original Agreement, and each reference to the Original Agreement in any other agreements, documents or instruments executed and delivered pursuant to or in connection with the Original Agreement, shall be deemed to mean and be a reference to the Original Agreement as amended by the Previous Amendments and by this Amendment 3.

This Amendment 3 may be executed in any number of separate counterparts (including by portable document format (.pdf) or other electronic means), each of which is an original but all of which taken together shall constitute one and the same instrument.

Sections 12.4 and 12.5 of the Original Agreement are hereby incorporated in this Amendment 3 mutatis mutandis.

In witness whereof, Embraer and Eve have caused this Amendment 3 to be duly executed and delivered by their authorized representatives, in duplicate originals, to be effective as of the day first above written.

EVE UAM, LLC

By	/s/ Gerard J DeMuro
Name:	Gerard J DeMuro
Title:	co-CEO

By	/s/ Eduardo Siffert Couto
Name:	Eduardo Siffert Couto
Title:	CFO

EMBRAER S.A.

By	/s/ Roberto de Deus Chaves
Name:	Roberto de Deus Chaves
Title:	EVP, Global Procurement

By	/s/ Antonio
Name:	Antonio
Title:	Executive VP Finance